Exhibit 10.1

KRATON CORPORATION
AMENDED AND RESTATED 2016 EQUITY AND CASH INCENTIVE PLAN

1.
Plan. This Kraton Corporation Amended and Restated 2016 Equity and Cash Incentive Plan was adopted by the Company to reward certain corporate officers, directors, independent contractors and key employees of the Company and its Subsidiaries by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

2.
Objectives. This Plan is designed to promote the interests of the Company and its stockholders by providing the (i) employees and consultants of the Company and its Subsidiaries and (ii) non-employee directors of the Company, who are largely responsible for the management, growth, and protection of the business of the Company, with equity and cash incentives and rewards to encourage them to continue in the service of the Company. This Plan is designed to meet this intent by providing such employees, independent contractors, and non-employee directors with a proprietary interest in pursuing the long-term and short-term growth, profitability, and financial success of the Company.

3.    Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant, by the Company pursuant to this Plan, of any Option, SAR, Stock Award or Cash Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee (or the Board, in the case of Awards to Directors) may establish in order to fulfill the objectives of this Plan.

“Award Agreement” means any agreement (in writing or electronic) issued for and on behalf of the Company setting forth, in writing, the terms, conditions and limitations applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award, granted by the Company pursuant to this Plan, denominated in cash.

“Change in Control” means the occurrence of any of the following:

(i)
Change in the Ownership of the Company. Any Person, acquires ownership of securities of the Company that, together with securities held by such Person, constitutes more than 50% of the total fair market value or total voting power of the securities of the Company.

(ii)
Change in the Effective Control of the Company. The date any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of securities of the Company possessing 30% or more of the total voting power of the securities of the Company; or the date a majority of members of the Board is replaced during any

Exhibit 10.1

12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

(iii)
Change in the Ownership of a Substantial Portion of the Company's Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of such corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to the payment of an Award that is subject to Code Section 409A unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as is designated by the Board to administer this Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Kraton Corporation, a Delaware corporation, and any successor thereto.

“Consultant” means an individual providing services to the Company or any of its Subsidiaries, other than an Employee or a Director.

“Director” means an individual serving as a member of the Board who is not an Employee or a Consultant.

“Dividend Equivalents” means an amount equal to dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record on a like number of shares of Common Stock.

“Effective Date” means May 18, 2016, the date this Plan was initially approved by the Company’s stockholders.

“Employee” means an employee of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date:

Exhibit 10.1

(i)
if shares of Common Stock are listed on a national securities exchange, the average of the high and low sales prices per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported;

(ii)
if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system;

(iii)	if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose; or

(iv)	if none of the above are applicable, the Fair Market Value of a share of Common Stock as determined in good faith by the Committee.

Notwithstanding the foregoing, the determination of Fair Market Value for purposes of tax reporting or withholding upon settlement of an Award may be made using any reasonable method in the Company's discretion, subject to applicable law, and need not be consistent with the determination of Fair Market Value in accordance with the above.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

“Maximum Share Limitation” shall have the meaning ascribed to such term in Section 5(a) hereof.

“Nonqualified Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

“Option” means a right, granted by the Company pursuant to this Plan, to purchase a specified number of shares of Common Stock at a specified price.

“Outstanding Qualified Performance Award” shall have the meaning ascribed to such term in Section 27 of this Plan.

“Participant” means an Employee, Consultant or Director to whom an Award has been made under this Plan.

“Performance Award” means a Stock Award or a Cash Award to a Participant which Award is subject to the attainment of one or more Performance Goals, including both long-term and annual Performance Awards.

“Performance Goal” means a standard established by the Committee, the satisfaction of which shall determine in whole or in part whether a Performance Award shall be earned.

Exhibit 10.1

“Person” means any individual, corporation, partnership, “group” (as such term is used in Rule 13d 5 under the Exchange Act), association or other “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the related rules and regulations promulgated thereunder.

“Plan” means this Amended and Restated Kraton Corporation 2016 Equity and Cash Incentive Plan, as amended and restated as described in Section 26, and as it may be further amended from time to time.

“Prior Plan” means the Kraton Performance Polymers, Inc. 2009 Equity Incentive Plan, originally effective as of November 30, 2009 and as amended and restated effective as of February 16, 2012.

“Restatement Effective Date” shall have the meaning ascribed to such term in Section 26 of this Plan.

“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit that is restricted or subject to forfeiture provisions evidencing the right to receive one share of Common Stock or cash equal to the Fair Market Value of one share of Common Stock.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which such Award is issued (if not previously issued), no longer restricted or no longer subject to forfeiture provisions.

“SAR” means a right, granted by the Company pursuant to this Plan, to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a share of Common Stock on the date the right is exercised over the Fair Market Value of a share of Common Stock on the date of grant.

“Section 409A” means Code Section 409A, and related regulations and Treasury pronouncements.

“Stock Award” means an Award, granted by the Company pursuant to this Plan, in the form of shares of Common Stock or units denominated in shares of Common Stock, and includes Restricted Stock and Restricted Stock Units, but does not include Options or SARs.

“Stock Based Award Limitations” is as defined in Section 5(d) hereof.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

Exhibit 10.1

4.
Eligibility. The persons who shall be eligible to receive Awards pursuant to this Plan shall be (a) those Employees and Consultants whom the Committee shall select from time to time and (b) Directors whom the Board shall select from time to time.

5.	Common Stock Available for Awards; Plan and Award Limitations.

(a)
Common Stock Available Under this Plan. Subject to the provisions of the immediately following subsection (b), the maximum number of shares of Common Stock that may be issued or transferred pursuant to Awards under this Plan is 3,350,000 shares plus the shares remaining available for awards under the Prior Plan as of the Effective Date (the “Maximum Share Limitation”). From and after the Effective Date, no further awards may be made under the Prior Plan.

(b)
Share Counting. Each Option and SAR, and as of the Restatement Effective Date, each Stock Award, granted shall be counted against the Maximum Share Limitation as one share of Common Stock. Stock Awards granted prior to the Restatement Effective Date shall be counted against the Maximum Share Limitation as two shares of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plan that are canceled, terminated, forfeited or expire unexercised shall again immediately become available for Awards hereunder as if such shares had never been the subject of an Award, and the Maximum Share Limitation shall be increased by the same amount as such shares were counted against the Maximum Share Limitation when the relevant Award was granted (or with respect to Awards granted under the Prior Plan, as one share of Common Stock per share of Common Stock subject to the Award). The number of shares of Common Stock that are the subject of Awards under this Plan or the Prior Plan that are tendered, surrendered or withheld in connection with the exercise or settlement of an Award or the Company’s tax withholding obligations shall not again be available for Awards under this Plan. Notwithstanding the foregoing, Awards granted pursuant to an Award Agreement specifying that such Award will be settled in cash shall not be counted against the limit set forth in Section 5(a).

(c)	Incentive Option Shares. The maximum number of shares of Common Stock that may be issued or transferred pursuant to Incentive Options under this Plan is 3,350,000 shares.

(d)	Award Limitations. The following limitations shall apply to any Awards made hereunder:

(i)
No Employee or Consultant may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock, and no Director may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for more than 100,000 shares of Common Stock;

(ii)
No Employee or Consultant may be granted, during any calendar year, Stock Awards covering or relating to more than 1,000,000 shares of Common Stock, and no Director may be granted, during any calendar year, Stock Awards covering or relating to more than 50,000 shares of Common Stock (the limitations set forth in this clause (ii), together with the limitations set forth in clause (i) above, being hereinafter collectively referred to as the “Stock Based Award Limitations”); and

Exhibit 10.1

(iii)	No Employee or Consultant may be granted Cash Awards in respect of any calendar year having a value determined on the date of grant in excess of $5,000,000.

(e)	Adjustments. The limitations set forth in this Section 5 are subject to adjustment in accordance with Section 15 hereof.

(f)
Other Actions. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate. The Board, the Committee and the officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6.	Administration.

(a)
Authority of the Committee. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. Subject to Section 6(c) and Section 18 hereof, the Committee may, in its discretion, provide for (i) the extension of the exercisability of an Award, (ii) in the event of a Participant’s death, disability or retirement (in the case of disability and retirement, unless otherwise specified in the relevant grant agreement, as determined in accordance with the applicable policies and procedures of the Company as in effect from time to time) or in the event of a termination of employment by the Company without “Cause” or by the Participant with “Good Reason” (as such terms are defined in an Award Agreement, employment agreement or the Company’s Executive Severance Plan): (A) the acceleration of the date on which any such Award becomes vested or exercisable, as the case may be, (B) the elimination of (or lesser restrictions on) any restrictions contained in an Award, (C) the waiver of any restriction or other provision of this Plan or an Award or (iii) amendment or modification of an Award in any manner that is (A) not materially adverse to the Participant to whom such Award was granted, (B) consented to by such Participant or (C) authorized by Section 15(c) hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than ten years from the applicable grant date. For avoidance of doubt, in the event of Change in Control without a subsequent termination of employment, the Committee’s discretion with respect to Awards shall be subject to Section 15(c), rather than this Section 6(a). The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

Exhibit 10.1

(b)
Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(c)
Prohibition on Repricing of Options and Stock Appreciation Rights. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split up, spin off, combination, or exchange of shares), the terms of outstanding Options and SARs may not be amended to (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

7.
Delegation. The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act and Consultants, subject to Section 6(a) above, to a subcommittee of the Committee, to any other committee of the Board, to the Chief Executive Officer of the Company or to one or more officers of the Company, provided such delegation is made in writing and specifically sets forth such delegated authority. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

8.
Awards. Except as otherwise provided in Section 9 hereof pertaining to Awards to Directors, the Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement in such form as the Committee determines, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion, including any treatment upon a Change in Control, and shall be issued for and on behalf of the Company. Awards may consist of those listed in this Section 8 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including this Plan of any acquired entity; provided that, except as contemplated in Section 15 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR, respectively, with a higher exercise price nor may the exercise price of any Option or SAR be reduced. Subject to accelerated vesting in the event of a Participant’s termination of employment due to death, disability or retirement as provided in Section 6(a) or following a Change in Control as provided in Section 15(c), all Awards shall have a minimum vesting period of one year from the date of grant; provided, however, that Awards with respect to up to five percent of the shares of Common Stock authorized for grant pursuant to this Plan may have a vesting period of less than one year. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other measurements of performance. Upon the termination of employment by a Participant who is an Employee or termination of service by a Participant who is a Consultant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

Exhibit 10.1

(a)
Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option shall not exceed ten years from the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which such Options become exercisable, shall be determined by the Committee. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant; provided, however, that the Committee may permit Nonqualified Options to be sold, pledged, assigned, hypothecated, transferred, or disposed of, on a general or specific basis, subject to such conditions and limitations as the Committee may determine.

(b)
Stock Appreciation Right. An Award may be in the form of a SAR. The strike price for a SAR shall not be less than the Fair Market Value of the Common Stock on the date on which the SAR is granted. The term of a SAR shall not exceed ten years from the date of grant. Subject to the foregoing limitations, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which such SARs become exercisable, shall be determined by the Committee. As of the date of grant of a SAR, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in Common Stock, or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise.

(c)
Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee, subject to the limitations specified below.

(d)	Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

(e)
Performance Award. Without limiting the type or number of or performance metrics with respect to Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee, subject to the limitations specified in this Plan. The Committee may set Performance Goals in its discretion which, depending on the extent to which such Performance Goals are met, may determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised. A Performance Goal may be based on one or more business or numerical or statistical criteria that apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, by comparison with a peer group of companies or may be measured on such other basis as determined by the Committee, in its discretion. A Performance Goal may include, but is not limited to, (i) GAAP or non-GAAP financial metrics, (ii) total shareholder return or other return-based

Exhibit 10.1

metrics, (iii) operational, efficiency-based, strategic or corporate objectives, (iv) sustainability or compliance targets, (v) personal professional objectives relating to a Participant, or (vi) any other metric that is reasonably capable of measurement or determination or calculation, as determined by the Committee. Notwithstanding the foregoing, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and Performance Goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

9.
Awards to Directors. Subject to the limitations set forth in Section 5(d) hereof, the Board may grant a Director of the Company one or more Awards and establish the terms thereof in accordance with Section 8 and consistent with the provisions therein for the granting of Awards to Employees and Consultants by the Committee. Any such Award shall be subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Award Agreement. Upon the termination of service by a Participant who is a Director, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

10.	Award Payment; Dividends and Dividend Equivalents.

(a)
General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether such shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

(b)
Dividends, Dividend Equivalents and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award (other than Options and SARs) consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish; provided that in no event shall any Award provide for the Participant’s receipt of payment of dividends or Dividend Equivalents in any form prior to the vesting of such Award (or applicable portion thereof) or otherwise permit the payment of dividends or Dividend Equivalents on an Award to the extent that it has not vested. Dividends and/or Dividend Equivalents shall not be made part of any Options or SARs. The Committee may also

Exhibit 10.1

establish rules and procedures for the crediting of interest on deferred cash payments, dividends or Dividend Equivalents.

(c)
Deferrals. Amounts payable in respect of Cash Awards to be deferred and paid in accordance with the terms of the Company’s deferred compensation plan that may permit such deferrals (if any), subject to the terms and conditions of such plan as it may be amended from time to time, and provided the Participant is eligible to defer Cash Awards under such plan and such deferrals comply with Section 409A.

11.
Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise involving a broker or dealer approved by the Committee or net-exercise both pursuant to procedures approved by the Committee). Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefore, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section 11.

12.
Taxes. The Company shall have the right to deduct applicable taxes from any Award payment and withhold an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the amount of required tax withholding is determined by the Company.

13.
Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend or modify an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by applicable law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under this Plan, materially increases the number of shares of Common Stock that may be issued or transferred pursuant to Awards under this Plan,

Exhibit 10.1

materially expands the classes of persons eligible for Awards under this Plan, materially extends the term of this Plan, materially changes the method of determining the Exercise Price of Options or strike price of SARs, deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs or materially modifies the restrictions on the Committee’s authority pursuant to Section 6(a) and 15(c) hereof. Notwithstanding any provision in this Plan to the contrary, this Plan shall not be amended or terminated in such manner that would cause this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Section 409A, and any such amendment or termination that may reasonably be expected to result in such failure shall be of no force or effect.

14.
Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 14 shall be null and void.

15.	Adjustments.

(a)
The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)
In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock available under this Plan for Incentive Options and Stock Awards, (iii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iv) the exercise or other price in respect of such Awards, (v) the Stock Based Award Limitations, and (vi) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately adjusted by the Committee to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to (1) the number and kind of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (2) the exercise or other price in respect of such Awards, (3) the appropriate Fair Market Value and other price determinations for such Awards, (4) the number and kind of shares of Common Stock available under this Plan for Incentive Options and Stock Awards, and (5) the Stock Based Award Limitations to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

Exhibit 10.1

(c)
In the event of a Change in Control, corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall (i) if available pursuant to the terms of the transaction, provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies, or (ii), to the extent that Awards cannot be substituted or assumed pursuant to subsection (i) above: (A) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, (B) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof, (C) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share as of such date over the per share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration), or (D) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation. Notwithstanding anything to the contrary in the above, with respect to Performance Awards, the Committee shall only accelerate exercisability, nonforfeitability and transferability of such Awards upon the Change in Control: (x) to the extent of actual achievement of the applicable performance conditions or (y) on a prorated basis for time elapsed in ongoing performance period(s).

(d)
No adjustment authorized by this Section 15 shall be made in such manner that would result in this Plan or any amounts or benefits payable hereunder to fail to comply with or be exempt from Section 409A, and any such adjustment that may reasonably be expected to result in such failure shall be of no force or effect.

16.
Restrictions. No Common Stock or other form of payment shall be issued or made with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance or other payment will be in compliance with all applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

17.	Unfunded Plan. This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan,

Exhibit 10.1

any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

18.	Section 409A.

(a)
Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to avoid imposition of the additional tax, including that any Award subject to 409A held by a specified employee that is settled upon termination of employment (for reasons other than death) shall be delayed in payment until the expiration of six months, and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. Awards made under this Plan are intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A.

(b)
Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A. If the Committee determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A.

(c)
If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation Section 1.409A 1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A.

19.
Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

Exhibit 10.1

20.
Right to Continued Service or Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

21.
Clawback Right. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award and to any clawback provision as may be set forth in an Award Agreement or required by applicable law or stock exchange listing requirement.

22.
Usage. Words used in this Plan in the singular shall include the plural and vice versa, and words of one gender shall be construed to include the other gender and the neuter, in each case as the context requires.

23.	Headings. The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

24.
No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

25.
Participants Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which affiliates and Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors, and/or Consultants outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors, and/or Consultants outside the United States to comply with applicable foreign laws;

(d)
Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 25 by the Committee shall be attached to the Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

Exhibit 10.1

26.
Effective Date. The Plan originally became effective as of the Effective Date and the First Amendment to the Plan became effective upon its approval by the Company’s stockholders on May 23, 2018. The Plan, as amended and restated by the Board on March 24, 2020, will become effective on the date it is approved by the Company’s stockholders (the “Restatement Effective Date”). This Plan shall continue in effect for a term of 10 years from the Effective Date, unless earlier terminated by action of the Board, and no further Awards may be granted under this Plan after the tenth anniversary of the Effective Date or, if earlier, termination by action of the Board, except as to Awards then outstanding under this Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

The adoption of this amendment and restatement of the Plan is expressly conditioned upon the approval by a majority of the votes cast by holders of shares of Common Stock present, or represented, and entitled to vote at the Company’s 2020 annual stockholders meeting, or any adjournment or postponement thereof (or such other voting threshold as may be required by stock exchange listing requirements). If the stockholders of the Company should fail to so approve the amendment and restatement of the Plan at such meeting, such amendment and restatement shall not be of any force or effect and the Plan, as in effect prior to the Restatement Effective Date, shall continue in force and effect.

27.
Outstanding Qualified Performance Awards. All provisions of the Plan governing Outstanding Qualified Performance Awards that were in effect prior to the Restatement Effective Date shall continue in effect with respect to Outstanding Qualified Performance Awards, notwithstanding the elimination of such provisions from the Plan as of the Restatement Effective Date. Further, no amendment or restatement of the Plan shall affect the terms and conditions of any Outstanding Qualified Performance Award or any other award that the Company intends to qualify for grandfathering under P.L. 115-97, Section 13601(e)(2), to the extent that it would result in a material modification of such award within the meaning of such Section 13601(e)(2). For purposes of this Section 27, “Outstanding Qualified Performance-Based Award” means any award granted prior to the Restatement Effective Date that is outstanding as of the Restatement Effective Date and that is intended to constitute “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97.